Exhibit No. 99.1

News Release
Contacts: Paul Allen (media) Charles Welsh (media)
          410 783-3023 or 410 234-5076

          Brian Stanton (investors)
          410 783-3670                      FOR RELEASE: 6:00am January 30, 2002


  Constellation Energy Group Releases Fourth Quarter and Full Year 2001 Results

              Operating earnings consistent with Company forecasts

BALTIMORE, January 30, 2002 -- Constellation Energy Group (NYSE: CEG) reported earnings of $74.7 million, equivalent to $0.46 per share, excluding special costs, for the three months ending December 31, 2001. These results are consistent with the Company's forecast made in October of 2001. Including special costs of $532.6 million pre-tax, or $2.05 per share, the Company reported a loss of $1.59 per share. For the fiscal year ending December 31, 2001, net income was $2.60 per share excluding the special costs recognized in the fourth quarter. Including the special costs and a $0.05 cumulative effect of an accounting change recognized in the first quarter, after tax net income was $90.9 million or $0.57 per share for the year ending December 31, 2001.

Excluding the fourth quarter 2001 special costs and gains on the sale of non-core securities holdings, earnings from operations increased by $13.7 million, or $0.08 per share compared to the fourth quarter of 2000.


                                                Three Months Ended
                                              -----------------------------
                                                   December 31,
                                              -----------------------------
                                                2001              2000           Change
                                                ----              ----           ------
                                                       (In millions, after-tax)
Reported GAAP Income (Loss)                  ($260.1)            $86.1         ($346.2)
Less:
   Fourth Quarter 2001 Special Costs          (334.8)             --            (334.8)
   Gains on sale of securities                   8.8              33.9           (25.1)
                                          ----------------    ------------    -----------
 Earnings from operations as adjusted          $65.9             $52.2           $13.7
                                          ================    ============    ===========



"We are undertaking a number of initiatives to move costs towards competitive levels and to ensure that our management and capital resources are focused on our core energy businesses in projects that will yield strong returns for our shareholders," said Mayo A. Shattuck, Constellation Energy Group's Chief Executive Officer.
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CEG Fourth Quarter Earnings
Page 2

The $532.6 million special costs recognized in the fourth quarter include two previously announced costs, the termination of the Goldman Sachs power business services agreement, and the sale of Constellation Energy Group's Guatemalan operations, together totaling $268.1 million. The remaining $264.5 million relates primarily to workforce reduction initiatives, plans to monetize non-core assets, and the termination of several power plant development projects.

"The special costs recognized in the fourth quarter are the result of rigorous analysis coupled with decisive action to accelerate the process of monetizing the value of non-core assets. This reflects a change of intent regarding certain investments including our real estate portfolio, senior living facilities, and our international investments," Constellation Energy Group CEO Shattuck said.

Constellation Energy Group also recognized a minimum pension liability in the fourth quarter, which did not affect earnings but reduced equity by $44.7 million. The recognition of a minimum pension liability was caused by the combination of decreases in plan assets due to declining equity markets in 2001 and an increased pension liability primarily due to the aforementioned workforce reduction initiatives.

Earnings per share for Constellation Energy Group's business segments were as follows:



                                                                           Three Months Ended                   Year Ended
                                                                     ---------------------------        ---------------------------
                                                                            December 31,                       December 31,
                                                                            ------------                       ------------
                                                                        2001           2000               2001           2000
                                                                        ----           ----               ----          ----
EARNINGS PER COMMON SHARE
Merchant energy                                                       $ 0.31         $ 0.32             $ 1.81         $ 1.43
Regulated electric                                                      0.07           0.06               0.53           0.71
Regulated gas                                                           0.06           0.08               0.24           0.20
Other nonregulated                                                      0.02           0.11               0.02           0.09
                                                                     --------------------------------------------------------------
Total earnings per share before special costs                           0.46           0.57               2.60           2.43

Contract termination related costs                                     (0.85)           -                (0.87)           -
Loss on sale of Guatemalan operations                                  (0.17)           -                (0.17)           -
Workforce reduction costs                                              (0.40)           -                (0.40)         (0.03)
Financial investment impairment                                        (0.02)           -                (0.02)           -
Domestic power  projects                                               (0.19)           -                (0.19)           -
Real estate, international and senior living businesses                (0.42)           -                (0.43)           -
Deregulation transition cost                                             -              -                  -            (0.10)
                                                                     --------------------------------------------------------------
Subtotal                                                               (2.05)           -                (2.08)         (0.13)
                                                                     --------------------------------------------------------------
Earnings Per Share of Common Stock and Earnings Per Share
    of Common Stock - Assuming Dilution Before
    Cumulative Effect of Change in Accounting Principle                (1.59)          0.57               0.52           2.30

Cumulative effect of change in accounting principle,
    net of income taxes                                                  -              -                 0.05            -
                                                                     --------------------------------------------------------------
Earnings Per Share of Common Stock and Earnings Per Share
    of Common Stock - Assuming Dilution                               $(1.59)        $ 0.57             $ 0.57         $ 2.30
                                                                     ==============================================================
Average Shares of Common Stock Outstanding (in millions)               163.7          150.5              160.7          150.0
                                                                     ==============================================================


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CEG Fourth Quarter Earnings
Page 3

The Merchant Energy business earned $0.31 per share excluding special costs versus $0.32 per share in the fourth quarter of 2000. The negative impact of declining California power prices on our power projects was largely offset by accretion from the termination of the Goldman Sachs power business services agreement.

Baltimore Gas and Electric's regulated electric and gas businesses declined by $0.01 per share, from $0.14 per share in the fourth quarter of 2000 to $0.13 per share in the fourth quarter of 2001, excluding special items. The unfavorable impact of milder weather was largely offset by a reduction in interest expense.

Earnings for the Other Nonregulated businesses were $0.02 excluding special costs, compared with $0.11 per share in the fourth quarter of 2000. The $25.1 million, or $0.15 per share, reduction in net income attributable to lower gains on the sale of securities in the fourth quarter of 2001 was partially offset by the favorable impact of increased occupancy in our health services facilities.

An addendum detailing the special costs recognized in 2001 is attached.

Conference Call January 30 --
-----------------------------
Constellation will host an analyst meeting and live conference call at 8:00 AM Eastern on January 30, 2002 to review its results. To participate, investors, analysts and members of the media in the United States may dial 1-800-593-1293 shortly before 8:00 AM. The international dial-in number is 1-712-271-3620. The conference call host is Constellation Energy Group, and the password is Constellation. A replay of the call will be available starting approximately two hours after the call ends, and will be available for one week. The replay number is 1-800-333-1864, 1-402-220-0207 for international callers. A live audio web cast of the conference call will be available on the Investor Relations page of the Company web site, www.constellationenergy.com, and will be archived for two weeks.

Forward-Looking Statements
--------------------------
We make statements in this press release that are considered forward looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties, and factors include, but are not limited to:

     |X| the timing and extent of changes in commodity prices for energy including coal, natural gas, oil, and electricity,
     |X| the timing and extent of deregulation of, and competition in, the energy markets in North America, and the rules and regulations adopted on a transitional basis in those markets,
     |X| the conditions of the capital markets generally, which are affected by interest rates and general economic conditions, as well as Constellation Energy and Baltimore Gas and Electric Company's ability to maintain their current credit ratings,
     |X| the effectiveness of Constellation Energy's risk management policies and procedures and the ability of our counterparties to satisfy their financial commitments,
     |X| the liquidity and competitiveness of wholesale trading markets for energy commodities,
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CEG Fourth Quarter Earnings
Page 4

     |X| operational factors affecting the start-up or ongoing commercial operations of our generating facilities (including nuclear facilities) and Baltimore Gas and Electric Company's transmission and distribution facilities, including catastrophic weather related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events, and other events beyond our control,
     |X| the inability of Baltimore Gas and Electric Company to recover all its costs associated with providing electric retail customers service during the electric rate freeze period,
     |X| the effect of weather and general economic and business conditions on energy supply, demand, and prices,
     |X| regulatory or legislative developments that affect demand for energy, or increase costs, including costs related to nuclear power plants, safety, or environmental compliance,
     |X| cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities, or the outcome of pending appeals regarding the Maryland PSC's orders on electric deregulation, and the transfer of Baltimore Gas and Electric Company's generation assets to affiliates, and
     |X| operation of our generation assets in a deregulated market without the benefit of a fuel rate adjustment clause.

Given these uncertainties, you should not place undue reliance on these forward looking statements. Please see our periodic reports filed with the SEC for more information on these factors. These forward looking statements represent our estimates and assumptions only as of the date of this press release. Changes may occur after that date, and we do not assume responsibility to update these forwarding looking statements.

About Constellation Energy Group
--------------------------------
Constellation Energy Group owns energy-related businesses, including a North American wholesale power marketing and merchant generation company and the Baltimore Gas and Electric Company (BGE), a regulated energy delivery company in Central Maryland. BGE provides service to more than 1.1 million electric customers and more than 600,000 natural gas customers in Central Maryland. Constellation Energy Group had $3.9 billion in revenues in 2001 and assets of $13.7 billion at December 31, 2001.

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


CEG Fourth Quarter Earnings
Page 5



ADDENDUM -- Summary of Special Costs Recognized in 2001:
--------------------------------------------------------

                                                                          Pre-Tax      $ Per Share    $ Per Share
                                                                        $ Millions        Q4-01         Year-01
                                                                        ------------   ------------   -------------
Contract Termination  Related Costs
     Termination payment                                                 $   196.7
     Termination of system maintenance, support, and minor upgrades           17.6
     Related employee and advisory expenses                                   10.5
                                                                        ------------
                                                                         $   224.8        $ 0.85         $ 0.87

Loss on Sale of Guatemalan Operations                                    $    43.3        $ 0.17         $ 0.17

Workforce Reduction Costs
     Age 55 or older VSERP
         Total liability                                                 $    83.8
         Less amount deferred as gas regulatory asset                        (13.7)
                                                                        ------------
         Total charged to expense                                             70.1
                                                                        ------------
     Nonqualified pension settlement and curtailment charges                  16.3
                                                                        ------------
     Involuntary severance accrual
         Total liability                                                      25.1
         Less amount deferred as gas regulatory asset                         (5.8)
                                                                        ------------
         Total charged to expense                                             19.3
                                                                        ------------
                                                                         $   105.7        $ 0.40         $ 0.40

Real Estate, Senior  Living, and Latin American Investments              $   107.3        $ 0.42         $ 0.43

Domestic Power Projects                                                  $    46.9        $ 0.19         $ 0.19

Financial Investment                                                     $     4.6        $ 0.02         $ 0.02

                                                                        ------------   ------------   -------------
Total Special  Costs                                                     $   532.6        $ 2.05         $ 2.08
                                                                        ============   ============   =============


Contract Termination Related Costs  - $224.8 million
----------------------------------------------------
Constellation Energy Group announced the termination of its power business services agreement with Goldman Sachs on October 26, 2001. Constellation Energy Group paid Goldman Sachs a total of approximately $355 million, comprising $196.7 million to terminate the power business services agreement with our power marketing operation and $159 million previously recognized as a payable for services rendered under the agreement.

In addition, we (Constellation Energy Group) terminated a software agreement wherein Goldman Sachs would provide maintenance, support, and minor upgrades to our risk management and trading system. We recognized $17.6 million in expense in the fourth quarter of 2001 representing the unamortized prepaid costs related to this agreement. Finally, we incurred approximately $10.5 million in employee-related

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CEG Fourth Quarter Earnings
Page 6

expenses and banking and legal advisory fees in connection with the termination of the Goldman Sachs agreement. In total, we recognized expenses of approximately $224.8 million in the fourth quarter of 2001 relating to the termination of our relationship with Goldman Sachs.

Loss on Sale of Guatemalan Operation - $43.3 million
----------------------------------------------------
On November 8, 2001, we sold our Guatemalan power plant operations to an affiliate of Duke Energy International, LLC, the international business unit of Duke Energy. Through this sale, Duke Energy acquired Grupo Generador de Guatemala y Cia., S.C.A., which owns two generating plants at Esquintla and Lake Amatitlan in Guatemala. The combined capacity of the plants is 167 megawatts. We decided to sell our Guatemalan operations to focus our efforts on our core energy businesses. We recorded a $43.3 million pre-tax loss on this sale.

Workforce Reduction Costs -- $105.7 million
-------------------------------------------
In the fourth quarter of 2001, we recognized costs to reduce our workforce through both voluntary and involuntary means. The purpose of these programs was to reduce our operating costs to more competitive levels.

Voluntary Special Early Retirement Programs (VSERP)
---------------------------------------------------
We offered several Voluntary Special Early Retirement Programs (VSERP) to employees of certain of our companies. The first group of these programs offered enhanced early retirement benefits to employee's age 55 or older with 10 or more years of service. The second group of these programs offered enhanced early retirement benefits to employees in certain business units age 50 to 54 with 20 or more years of service.

Since employees electing to participate in the age 55 or older VSERP had to make their elections by the end of 2001, the cost of that program was reflected in 2001. The $70.1 million in the above table reflects the portion of the total cost of that program charged to expense for the 507 employees that elected to participate. The total cost of the VSERP was $83.8 million, however $13.7 million was deferred as a regulatory asset related to Baltimore Gas and Electric Company's gas business.

Settlement and Curtailment Charges
----------------------------------
In connection with the age 55 or older VSERP, a significant number of the participants in our nonqualified pension plans are retiring. As a result, we recognized a settlement loss of $10.5 million and a curtailment loss of $5.8 million for those plans in accordance with Statement of Financial Accounting Standards (SFAS) No. 88 Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. We also expect that a significant number of retiring employees under our qualified, basic pension plan will elect to receive their pension benefit in the form of a lump-sum payment in 2002. We expect these lump-sum payments will exceed annual plan service cost and interest expense, thereby triggering an additional settlement loss in 2002 estimated to be approximately $20 million.

Involuntary Severance Accrual
-----------------------------
Our workforce reduction plan identified 435 jobs to be eliminated over and above position reductions expected to be satisfied through the age 55 and over VSERP elections. We will not know how many employees will elect the age 50-54 VSERP and how many employees will be involuntarily severed until the election period for the VSERP ends on February 15, 2002. In accordance with Emerging Issues Task
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CEG Fourth Quarter Earnings
Page 7

Force Consensus No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), the Company recognized a liability of $25.1 million at December 31, 2001 for the targeted number of involuntary terminations that will result if no employees elect the age 50 to 54 VSERP. The $19.3 million in the table above represents involuntary severance charged to expense in 2001 in connection with the Company's employee reduction programs. BGE deferred $5.8 million of the total cost as a regulatory asset related to its gas business.
We will accrue any additional cost in excess of the 2001 involuntary severance accrual for those eligible participants that elect the 50 to 54 VSERP in 2002.


Real Estate, Senior Living, and Latin American Investments - $107.3 million
---------------------------------------------------------------------------
In the fourth quarter of 2001, we decided to focus management efforts and capital on our core domestic energy businesses. We will move forward with a plan to sell a number of non-core businesses and investments in 2002 and otherwise accelerate our exit strategies. The book value of these investments is higher than expected proceeds from the sale of these investments on an accelerated basis. As a result of the decision to accelerate our exit from these investments rather than continue to pursue prior strategies which required additional investment of capital, risk, and management attention over long periods of time, we are required to recognize impairments under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

Real Estate
-----------
We decided to sell six real estate projects in 2002 without further development and to accelerate the exit strategy for two other real estate projects. Our revised exit strategy for these non-core assets represents a change in intent requiring the write-down of these assets to their expected fair value under SFAS No. 121. The impaired projects include approximately 1300 acres of land holdings in various stages of development located at seven sites in the Central Maryland region and an operating waste water treatment plant located in Anne Arundel County, Maryland.

Senior Living Facilities
------------------------
We also own a portfolio of 18 assisted living facilities that we intend to sell in 2002. We adjusted our investment, to its fair value.

Latin American Investments
--------------------------
We will work to sell our interest in a Panamanian electric distribution company and our interest in a Bolivian generation concession. While we believe a sale of the Panama investment can be completed by mid-to-late 2003, we had to write down this investment to its expected fair value under SFAS No. 121. We also recorded an other than temporary decline in our equity method Bolivian investment under Accounting Principles Board Opinion (APB) No. 18, The Equity Method of Accounting for Investments in Common Stock. This decline in value resulted from a deterioration of our investment's position in the dispatch curve of its capacity market.

Domestic Power Projects - $46.9 million
---------------------------------------
Due to expected excess generation capacity in most domestic markets, we are terminating development of all planned projects not currently under construction. We are recognizing a $40.8 million impairment adjustment under SFAS No. 121 associated with the termination of planned development projects in Texas,

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CEG Fourth Quarter Earnings
Page 8

California, Florida and Massachusetts. The majority of these costs relate to the impairment of four turbines no longer expected to be placed in service. In accordance with the provisions of APB No. 18, we also recognized $6.1 million for an other than temporary decline in the value of our investment in a waste burning power plant in Michigan where operating cash flows are not sufficient to pay existing debt service and where we are not likely to recover our equity investment.

Financial Investments - $4.6 million
------------------------------------
Our financial investments business recorded a $4.6 million write-down of its investment in a leased aircraft due to the other than temporary decline in the estimated residual value of used airplanes as a result of the September 11, 2001 terrorist attacks and the general downturn in the aviation industry.

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